United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

The registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), has entered into two Sanction Agreements with the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) pursuant to which Speedway will organize and promote two NASCAR Sprint Cup Series competitions in 2011. These two sanction agreements are attached as exhibits to this Form 8-K as they represent agreements upon which the registrant’s business is substantially dependent.

Sanction agreements are entered into with NASCAR on an annual basis. Pursuant to the typical NASCAR sanction agreement, NASCAR grants its sanction to a promoter, such as Speedway, to organize, promote and hold a particular competition. The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services. NASCAR conducts the competition, arranges for the drivers, and has sole control over the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter. NASCAR also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs. The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NASCAR. The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NASCAR officials and the live broadcast personnel.

The economic terms of the two sanction agreements between NASCAR and Speedway relative to its 2011 NASCAR Sprint Cup Series competitions are as follows: Total purse and sanction fee to be paid by Speedway is $6,097,000 for the May event and $5,450,000 for the October event. Estimated live broadcast revenue to be received by Speedway is $13,109,000 for the May event and $10,857,000 for the October event. Live broadcast revenue figures are based on the assumption that all events on the 2011 NASCAR Sprint Cup Series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NASCAR. Speedway is also entitled to share, along with other promoters, in income which NASCAR derives from exploiting certain broadcast and intellectual property rights. Revenue for such rights attributable to Speedway’s 2010 NASCAR Sprint Cup Series competitions amounted to approximately $600,000 and Speedway reasonably anticipates that this will approximate the amount for its 2011 NASCAR Sprint Cup Series competitions.

Our subsidiaries have entered into the following sanction agreements with NASCAR for the 2011 season. As sanction agreements are made in the ordinary course of our business, these agreements are not all publicly filed.

Subsidiary	Event	Date
Dover International Speedway, Inc.	NASCAR Sprint Cup Series	May 15, 2011
	NASCAR Nationwide Series	May 14, 2011
	NASCAR Camping World Truck Series	May 13, 2011
	NASCAR Sprint Cup Series	October 2, 2011
	NASCAR Nationwide Series	October 1, 2011
	NASCAR K&N Pro Series East	September 30, 2011

Nashville Speedway, USA, Inc.	NASCAR Nationwide Series	April 23, 2011
	NASCAR Camping World Truck Series	April 22, 2011
	NASCAR Nationwide Series	July 23, 2011
	NASCAR Camping World Truck Series	July 22, 2011

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Sanction Agreement between Dover International Speedway, Inc. and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on May 15, 2011 (delivered October 1, 2010).

10.2	Sanction Agreement between Dover International Speedway, Inc. and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on October 2, 2011 (delivered October 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/S/ DENIS MCGLYNN
Denis McGlynn
President and Chief Executive Officer

Dated: October 6, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sanction Agreement between Dover International Speedway, Inc. and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on May 15, 2011 (delivered October 1, 2010).

10.2	Sanction Agreement between Dover International Speedway, Inc. and National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for the NASCAR Sprint Cup Series event to be held on October 2, 2011 (delivered October 1, 2010).